Exhibit 10.18

Summary of Amendment to Change of Control Bonus Plan

Upon a “change of control” involving the company, Dennis R. Jolicoeur, Chief Financial Officer, Treasurer and Executive Vice President; Steven S. Spitz, Vice President and General Counsel; and Michael S. Surmeian, Vice President of Sales, will be paid a change of control bonus equal to one year’s base salary, if:

•                  the executive officer is terminated within eighteen (18) months of the date of the change of control; or

•                  the company relocates its present offices outside of Los Angeles County and the executive is asked and/or required to move in order to perform his duties.

A “change of control” means:

•                  the dissolution or liquidation of the company;

•                  the sale of all or substantially all of the assets of the company on a consolidated basis to an unrelated person or entity;

•                  a merger, reorganization or consolidation in which the holders of the company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction;

•                  the sale of all of the common stock of the company to an unrelated person or entity;  or

•                  any other transaction in which the owners of the company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction.